UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2011
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3711 South MoPac Expressway
Building Two
Austin, Texas 78746
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On May 12, 2011, Plaintiff’s counsel filed a Notice of Voluntary Dismissal in the matter of Daniel Richardson vs. SolarWinds, Inc. et al.  As a result, on the same date, the United States District Court for the Northern District of Texas dismissed without prejudice all claims against SolarWinds, Inc. (the “Company”) and each of its current and former officers who were named as defendants in the Complaint.  The Complaint was filed on October 15, 2010, by Daniel Richardson purportedly on behalf of certain purchasers of the Company’s common stock.  These dismissed claims are further described in Part II, Item 1 of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.
Date: May 12, 2011	By: /s/ Michael J. Berry
Michael J. Berry Senior Vice President and Chief Financial Officer